Calculation of Filing Fee Tables
S-8
NextPlat Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	Other	1,733,033	$ 0.71	$ 1,230,453.43	0.0001381	$ 169.93
Total Offering Amounts:						$ 1,230,453.43		$ 169.93
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 169.93
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the NextPlat Corp 2021 Incentive Award Plan (the "2021 Plan") and the NextPlat Corp Amended and Restated 2020 Equity Incentive Award Plan (the "2020 Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock. (2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the $0.72 (high) and $0.69 (low) sales prices of the Registrant's common stock as reported on The Nasdaq Capital Market on January 26, 2026, which date is within five business days prior to the date of filing of this Registration Statement. (3) Represents the registration of an additional 1,733,033 shares of common stock that may be issued pursuant to an "evergreen" provision contained in the 2021 Plan.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A